Exhibit 10.41

INDEMNITY AGREEMENT

(As to Parent Guarantees)

THIS INDEMNITY AGREEMENT (this “Agreement”) is made and entered into as of the 7th day of February, 2007, by and among Willbros Group, Inc., a corporation incorporated and existing under the laws of the Republic of Panama (“WGI” or “Seller”), Willbros International, Inc., a corporation incorporated and existing under the laws of the Republic of Panama (“WII” and, together with WGI, “Indemnitees”); and Ascot Offshore Nigeria Limited, a company incorporated and existing under the laws of the Federal Republic of Nigeria (“Ascot” or “Purchaser”), and Berkeley Group plc, a company incorporated and existing under the laws of the Federal Republic of Nigeria (“Berkeley” and, collectively with Ascot, “Indemnitors”) (Indemnitees and Indemnitors are referred to herein individually as a “Party” and collectively as the “Parties”).

WITNESSETH

WHEREAS, pursuant to a certain Share Purchase Agreement of even date herewith, by and between Seller and Purchaser (the “SPA”), Purchaser is acquiring all of the Shares of the Company (as such terms are defined in the SPA) as of the date of this Agreement; and

WHEREAS, with the acquisition of the Shares, Purchaser will acquire, among other things, the ownership of the Company and the Subsidiaries; and

WHEREAS, in connection with the ongoing businesses of the Subsidiaries in Nigeria and Western Africa, Indemnitees have issued and maintain in place parent guarantees on behalf of certain Subsidiaries, guaranteeing the Subsidiaries’ performance and payment under certain working contracts entered into between the Subsidiaries and their respective customers in connection with the businesses of the Subsidiaries in Nigeria and Western Africa, as set forth on Exhibit A hereto (the “Parent Guarantees”); and

WHEREAS, Purchaser and Seller desire that Indemnitees continue to make available to the Subsidiaries the Parent Guarantees in order to facilitate the ongoing businesses of the Subsidiaries following the date of this Agreement; and

WHEREAS, Indemnitees are willing to maintain in place such Parent Guarantees for the purpose of facilitating the ongoing businesses of the Subsidiaries following the date of this Agreement, all upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, in recognition of Indemnitees’ needs for substantial protection against liability in respect of the Parent Guarantees, Indemnitors wish to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitees to the fullest extent permitted by law and as set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Definitions. The definitions set forth in Section 1.1 of the SPA are hereby adopted and incorporated herein by this reference, except to the extent any of such terms are otherwise defined herein.

2. Indemnification Arrangement.

(a)	Indemnitors, jointly and severally, hereby irrevocably and unconditionally agree to indemnify and hold harmless Indemnitees, and each of them, to the fullest extent permitted by law, from and against any and all claims, losses, costs, liabilities, damages, demands and expenses, judgments, interest, fines, penalties, amounts paid in settlement, assessments, payments and/or other obligations of Indemnitees, or any of them, under or in respect of any of the Parent Guarantees, including without limitation attorneys’ fees and other costs, expenses and obligations paid or incurred in connection with investigating, defending or preparing to defend any such matter, from and after the date of this Agreement.

(b)	Upon default hereunder, Indemnitors, jointly and severally, irrevocably and unconditionally, further agree to pay all attorneys’ fees incurred or paid in the enforcement of this Agreement.

(c)	Subject to Section 2(a) above, this Agreement shall be unlimited as to amount and duration.

3. No Presumption. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement or otherwise shall not create a presumption that Indemnitees did not meet any particular standard of conduct or that a court has determined that indemnification is not permitted by applicable law.

4. Non-exclusivity. The rights of Indemnitees hereunder shall be in addition to any other rights Indemnitees may have under the company law of the United Kingdom of Great Britain (namely the Companies Act 1985, as amended), or otherwise.

5. Amendments. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the Parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

6. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

7. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of England exclusively, without giving effect to the conflicts of law or choice of law rules thereof. With respect to any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or any interpretation of this Agreement, and solely for the purposes of this Agreement, each of the Parties irrevocably submits to the exclusive jurisdiction of the High Court of England and Wales in London. Any judgment or order granted by the High Court of England and Wales shall be enforceable in any court having jurisdiction over the Parties.

8. Confidentiality. Indemnitors agree that any information obtained by them in connection with this Agreement and the documents and transaction referred to herein concerning any Indemnitee (“Confidential Information”) will be kept confidential by Indemnitors and their representatives and that Indemnitors and their representatives will not disclose any of the Confidential Information in any manner whatsoever.

9. Agent for Service. Indemnitors have appointed Addie & Co. as their agent in London for service of any legal process related to this Agreement.

10. Parties in Interest. This Agreement and the documents referred to herein are made for the benefit of the parties and their successors and permitted assigns and are not intended to benefit, or be enforceable by, any other person or entity.

18. Non-Assignment/Novation. This Agreement shall be binding upon Indemnitors and their successors and assigns, and shall inure to the benefit of Indemnitees and their successors and assigns; provided, however, none of the rights or obligations of Indemnitors under this Agreement may be assigned or novated by Indemnitors without the express prior written approval of Indemnitees.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Parties as of the date first above written.

“Indemnitees”		“Indemnitors”

Willbros Group, Inc.		Ascot Offshore Nigeria Limited

By:	/s/ Gay S. Mayeux	By:	/s/ Henry Efe_Imasekha
	Gay S. Mayeux		Henry Efe Imasekha
	Attorney-in-Fact		Chairman

Willbros International, Inc.		Berkeley Group plc

By:	/s/ Gay S._Mayeux	By:	/s/ Henry Efe Imasekha
	Gay S. Mayeux		Henry Efe Imasekha
	Attorney-in-Fact		Chairman

Exhibit A

Parent company performance guarantees issued by WGI:

DATE OF ISSUANCE	CONTRACT NO. (If Applicable)	CONTRACT NAME	SUBSIDIARY (Contractor) AND DESCRIPTION

09/15/2004	E-15361	EGGS

WNL, WWAI

Engineering, procurement and construction of EGGS Project Phase 1 Pipeline among The Shell Petroleum Development Company of Nigeria Limited and WNL, in technical partnership with WGI, Willbros West Africa, Inc. and Bilfinger Berger Gas and Oil Services Nigeria Ltd.

10/07/2004	1430235	EPC4	WONL Platform Retrofits and Wellhead Tie-ins

10/07/2004	1430235-A	EPC4	WWAI Platform Retrofits and Wellhead Tie-ins

07/13/2005	N/A	Cooper-Cameron Corporation	WWAI Performance under the Cooper-Cameron contract

09/26/2005	Purchase Order 4020-PO-59 / CO2	Marubeni-Itochu Tubulars	WWAI Performance and delivery of 14,858 metric tons of 10”, 20” and 24” pipe to Onne, Nigeria

12/01/2006	79110-031	WAGP	WWAI Performance under Settlement Agreement

Parent company performance guarantees issued by WII:

DATE OF ISSUANCE	CONTRACT NO. (If Applicable)	CONTRACT NAME	SUBSIDIARY (Contractor) AND DESCRIPTION

12/22/2004	79110-031	WAGP	WWAI Performance under WAGP Contract.

03/29/2005	EGP3-2004-40006542	Escravos EG3 Offshore Project	WWAI Performance under Escravos EG3 Offshore Project

12/12/2005	Shell Tender No. E17139	Forcados Yokri Integrated Project – Residual Works	WONL Engineering, procurement, fabrication and installation

12/15/2005	N/A	WAGP (The Shaw Group, Inc.)	WWAI Purchase Orders for supply of induction pipe bending, protective coating of pipe and related materials

01/25/2007	E-15361	Subcontract related to EGGS contract	WNL Provision of Equipment and Personnel for precommissioning and commission activities (related to EGGS Project)

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